UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GLOBAL NET LEASE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On April 26, 2023, Global Net Lease, Inc. will begin distributing a letter to its stockholders regarding its 2023 Annual Meeting of Stockholders. A copy of that letter can be found below.

*****

Dear Stockholder,

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Global Net Lease, Inc. ("GNL" or the "Company") is less than one month away. We urge you to vote the enclosed GOLD proxy card TODAY to ensure that your voice is heard at the Annual Meeting. Do not waste your vote at the Annual Meeting by voting on another proxy card. The enclosed GOLD proxy card contains the only validly nominated director candidates for election at the Annual Meeting.

GNL’s Board of Directors (the “Board”) strongly recommends all stockholders vote the GOLD card “FOR” our highly qualified director nominees: James L. Nelson and Edward M. Weil, Jr.

Your Board – including the two directors up for re-election – is focused on enhancing value for all stockholders. During 2022, we continued to execute our strategy of acquiring and managing a globally diversified portfolio of strategically located commercial real estate properties that are crucial to the success of our high-quality tenants. In particular, our concentrated efforts to diversify our portfolio geographically and execute long-term leases with high-quality tenants resulted in improved performance in several key areas, including:

•	Occupancy: GNL’s portfolio featured 98% occupancy and 100% Original Cash Rent collection thanks to our efforts to diligently and proactively engage with tenants and find innovative solutions to market challenges.

•	Leasing Activity: In 2022, GNL completed 12 lease renewals and four tenant expansion projects, totaling 3.8 million square feet. This is expected to generate $154 million of net new straight-line rent over the weighted average remaining lease term, and over 94% of GNL’s leases featured annual cash rental increases. GNL also continued to increase its exposure to what we believe are highly dependable real estate asset classes such as industrial and distribution, in which the Company now has 56% concentration.

•	Hedging: Executing a successful hedging strategy is particularly important in a challenging macroeconomic environment to reduce adverse impacts from volatile currency and fluctuating interest rates. In 2022, GNL’s comprehensive hedging program utilized interest rate swaps and fixed rates through forward contracts to convert foreign currencies into dollars and hedge 100% of its 2022 net cash flow from its U.K. properties.

As of December 31, 2022, GNL’s liquidity was approximately $190 million, providing our fully aligned and experienced management team the ability to continue to grow the Company’s highly scalable platform and generate robust cross-border acquisition and leasing activity.

The enclosed GOLD proxy card is the only one that you need to vote to re-elect the directors responsible for this performance.

Do not waste your vote at the Annual Meeting. Unless Blackwells Capital LLC’s (“Blackwells”) purported nominations and proposals are determined to be valid by the Maryland courts and are properly presented at the Annual Meeting, the nominations and proposals will be disregarded, and no proxies or votes in favor of the purported nominees or proposals will be recognized or tabulated at the Annual Meeting. We urge you to disregard any card you may receive from Blackwells because their director nominees have not been validly nominated.

Ensure your votes are counted at the Annual Meeting – GNL’s Board strongly recommends all stockholders vote the GOLD card today “FOR” our highly qualified director nominees: James L. Nelson and Edward M. Weil, Jr. Doing so is the best way to continue GNL’s positive trajectory and to create lasting value for all stockholders well into the future.

Sincerely,

Your Board of Directors

/s/ M. Therese Antone	/s/ James L. Nelson	/s/ P. Sue Perrotty
M. Therese Antone	James L. Nelson President and Chief Executive Officer	P. Sue Perrotty Non-Executive Chair

/s/ Edward G. Rendell	/s/ Edward M. Weil, Jr.	/s/ Abby M. Wenzel
Edward G. Rendell	Edward M. Weil, Jr.	Abby M. Wenzel

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN

Follow the easy instructions on the enclosed GOLD proxy card to vote by Internet or by signing, dating and returning the GOLD proxy card in the postage-paid envelope provided. If you received this letter by email, you may also vote electronically by following the detailed instructions provided by your bank or broker. Please simply disregard any white proxy card you may receive from Blackwells. If you have already voted using a white proxy card received from Blackwells, you can revoke it by following the instructions on the enclosed GOLD proxy card.

If you have questions about how to vote your shares, or need additional assistance, please contact

Innisfree M&A Incorporated, who is assisting us in the solicitation of proxies:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders may call toll-free at (877) 750-8197

Banks and brokers may call collect at (212) 750-5833

Important Notice

The statements in this letter that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. The words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of GNL’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the potential adverse effects of (i) the ongoing global COVID-19 pandemic, including actions taken to contain or treat COVID-19, and (ii) the geopolitical instability due to the ongoing military conflict between Russia and Ukraine, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on GNL, GNL’s tenants and the global economy and financial markets, and (iii) inflationary conditions and higher interest rate environments, as well as those set forth in the Risk Factors section of GNL's most recent Annual Report on Form 10-K for the year ended December 31, 2022 filed on February 23, 2023, and all other filings with the Securities and Exchange Commission (the “SEC”) after that date, as such risks, uncertainties and other important factors may be updated from time to time in GNL’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and GNL undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A, an accompanying GOLD proxy card and other relevant documents with the SEC in connection with such solicitation of proxies from the Company’s stockholders for the Company’s 2023 annual meeting of stockholders. STOCKHOLDERS OF GNL ARE STRONGLY ENCOURAGED TO READ GNL’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by GNL with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Filings and Financials” section of GNL’s website, www.globalnetlease.com, or by contacting investorrelations@globalnetlease.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.